SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2003

Neogen Corporation
(Exact name of registrant as specified in its charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

620 Lesher Place
Lansing, Michigan    48912
(Address of principal executive offices including zip code)

(517) 372-9200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 6, 2003, Neogen Corporation completed the purchase of 100% of the Common Stock of Adgen Ltd. a privately held company located in Aye Scotland. Adgen is a producer and marketer of diagnostic testing products. Since its founding in 1994, Adgen has been a distributor of Neogen products in Europe.

Adgen's sales totaled $1.6 million in the year ended September 30, 2002.

Consideration included net cash of $1,850,000, 32,000 shares of common stock and contingent consideration based on future revenue levels. The source of cash was Neogen Corporation cash balances.

Adgen's assets include net current assets and goodwill. Other non-current assets are not significant. Prior to the acquisition, the businesses were unaffiliated.

It is Neogen Corporation's current intention to continue to operate the business in its present location.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA INFORMATION AND EXHIBITS

  Financial Statements of Business to be Acquired

  Profroma Financial Information

Financial statements and proforma financial information of the business are not required by the applicable rules and regulations of the Securities and Exchange Commission, as the acquisition is not considered to be significant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neogen Corporation (Registrant)

Date: March 6, 2003	By: /s/ Richard R. Current Richard R. Current Vice President & Chief Financial Officer